EXHIBIT 99.1

Nanophase Reports Fourth Quarter and Year End 2014 Financial Results

The Company's Financial Conference Call is Scheduled for February 19, 2015 at 11am EST

ROMEOVILLE, Ill., Feb. 18, 2015 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the fourth quarter and fiscal year ended December 31, 2014.

Nanophase CEO and President Jess Jankowski commented, "Our bottom line improved by twice the increase in revenue, which indicates that we are building efficiencies. This improvement is before we realize expected revenues from our developing business areas. We have been working through more customer trials in Surface Finishing Technologies (Polishing) than ever before, in large part thanks to our new polishing lab. We expect commercial results to begin in both energy areas this year. I have never seen the Company in a stronger position entering a new year."

Fourth Quarter 2014 Financial Highlights

  Revenue for the fourth quarter was $1.8 million, vs. the $1.8 million reported during the fourth quarter of 2013.

  The net loss for the quarter was $0.9 million, or a loss of $0.03 per share, compared to a net loss of $0.9 million, or $0.03 per share, for the comparable 2013 quarter.

  The Company finished the quarter with approximately $1.9 million in cash and cash equivalents; the Company has no debt.

Fiscal Year 2014 Financial Highlights

  Revenue for fiscal year 2014 was $9.9 million, vs. $9.6 million in fiscal year 2013.

  The net loss for the year ended December 31, 2014 was $1.7 million, or a loss of $0.06 per share, compared to a net loss of $2.5 million, or $0.09 per share, for the comparable 2013 period.

Jankowski continued, "Our focused approach has already yielded significant operational improvements. Now we expect to see a real top line growth as our new products hit the market."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

In addition to tomorrow's call, Nanophase has also added an investor news summary to its website to highlight some of its current marketing activities that may be of interest (www.nanophase.com, under Investor Relations >> Investor News >> Q4 Investor Recap).

Fourth Quarter 2014 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for February 19, 2015, at 10:00 a.m. CST, 11:00 a.m. EST. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 71376624. Please dial in to the conference at least five minutes before the call is scheduled to begin.

A webcast of the event may be accessed through the company's website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the February 11th conference call announcement release.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 28, 2014. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	December 31, 2014	December 31, 2013

Current assets:
Cash and cash equivalents	$ 1,861,524	$ 3,276,132
Investments	--	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on December 31, 2014 and December 31, 2013	387,760	52,173
Other receivable	65	644
Inventories, net	950,106	976,110
Prepaid expenses and other current assets	367,860	201,622
Total current assets	3,567,315	4,536,681

Equipment and leasehold improvements, net	2,137,549	2,464,089
Other assets, net	24,864	27,346
	$ 5,729,728	$ 7,028,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	69,733	30,514
Accounts payable	492,718	502,935
Accrued expenses	412,824	323,214
Total current liabilities	975,275	856,663

Long-term portion of capital lease obligations	120,787	10,593
Long-term deferred rent	621,475	632,652
Asset retirement obligation	166,099	159,959
Total long-term liabilities	908,361	803,204

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,516,163 and 28,481,496 shares issued and outstanding on December 31, 2014 and December 31, 2013, respectively	285,162	284,815
Additional paid-in capital	95,965,739	95,761,431
Accumulated deficit	(92,404,809)	(90,677,997)
Total stockholders' equity	3,846,092	5,368,249
	$ 5,729,728	$ 7,028,116
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue:
Product revenue, net	$ 1,809,271	$ 1,755,398	$ 9,879,743	$ 9,565,456
Other revenue	10,389	7,881	56,079	24,237
Net revenue	1,819,660	1,763,279	9,935,822	9,589,693

Operating expense:
Cost of revenue	1,523,771	1,474,050	7,104,572	7,029,651
Gross profit	295,889	289,229	2,831,250	2,560,042

Research and development expense	348,261	421,390	1,337,719	1,678,653
Selling, general and administrative expense	824,283	781,530	3,215,616	3,372,126
Loss from operations	(876,655)	(913,691)	(1,722,085)	(2,490,737)
Interest income	--	378	810	1,501
Interest expense	(1,191)	(1,028)	(5,537)	(11,776)
Other, net	--	4,791	--	22,792
Loss before provision for income taxes	(877,846)	(909,550)	(1,726,812)	(2,478,220)
Provision for income taxes	--	--	--	--
Net loss	$ (877,846)	$ (909,550)	$ (1,726,812)	$ (2,478,220)

Net loss per share- basic and diluted	$ (0.03)	$ (0.03)	$ (0.06)	$ (0.09)

Weighted average number of basic and diluted common shares outstanding	28,484,511	28,474,568	28,482,256	28,469,393

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue:
Product revenue, net	$ 1,809,271	$ 1,755,398	$ 9,879,743	$ 9,565,456
Other revenue	10,389	7,881	56,079	24,237
Net revenue	1,819,660	1,763,279	9,935,822	9,589,693

Operating expense:
Cost of revenue detail:
Depreciation	147,695	160,288	597,916	700,585
Non-Cash equity compensation	4,981	5,743	24,383	26,591
Other costs of revenue	1,371,095	1,308,019	6,482,273	6,302,475
Cost of revenue	1,523,771	1,474,050	7,104,572	7,029,651
Gross profit	295,889	289,229	2,831,250	2,560,042

Research and development expense detail:
Depreciation	29,838	27,739	105,920	120,922
Non-Cash equity compensation	9,795	13,203	52,307	71,113
Other research and development expense	308,628	380,448	1,179,492	1,486,618
Research and development expense	348,261	421,390	1,337,719	1,678,653

Selling, general and administrative expense detail:
Depreciation and amortization	10,090	12,177	39,343	52,778
Non-Cash equity compensation	23,392	31,287	110,643	144,401
Other selling, general and administrative expense	790,801	738,066	3,065,630	3,174,947
Selling, general and administrative expense	824,283	781,530	3,215,616	3,372,126
Loss from operations	(876,655)	(913,691)	(1,722,085)	(2,490,737)
Interest income	--	378	810	1,501
Interest expense	(1,191)	(1,028)	(5,537)	(11,776)
Other, net	--	4,791	--	22,792
Loss before provision for income taxes	(877,846)	(909,550)	(1,726,812)	(2,478,220)
Provision for income taxes	--	--	--	--
Net loss	$ (877,846)	$ (909,550)	$ (1,726,812)	$ (2,478,220)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,191	650	4,727	10,275
Addback Depreciation/Amortization	187,623	200,204	743,179	874,285
Addback Non-Cash Equity Compensation	38,168	50,233	187,333	242,105

Adjusted EBITDA	$ (650,864)	$ (658,463)	$ (791,573)	$ (1,351,555)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708